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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Teledyne Technologies Incorporated ("TDY") of our report dated January 26, 2000, included in the 1999 Annual Report to Stockholders of Teledyne Technologies Incorporated.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-94739) pertaining to the TDY 1999 Incentive Plan, Registration Statement (Form S-8 No. 333-91781) pertaining to the TDY Executive Deferred Compensation Plan, Registration Statement (Form S-8 No. 333-91785) pertaining to Teledyne 401(k) Plan, Registration Statement (Form S-8 No. 333-91787) pertaining to TDY Employee Stock Purchase Plan and in the Registration Statement (Form S-8 No. 333-91791) pertaining to TDY Non-Employee Director Stock Compensation Plan of our report dated January 26, 2000, with respect to the consolidated financial statements incorporated herein by reference.


                                  /s/ Ernst & Young LLP


Los Angeles, California
March 27, 2000